                                                                     EXHIBIT 4.5

                       WORKGROUP TECHNOLOGY CORPORATION

                       Incentive Stock Option Agreement
                       --------------------------------

        Workgroup Technology Corporation, a Delaware corporation (the
"Company"), hereby grants this     day of               (the "Grant Date"), to
                               ---        --------- ----
                  (the "Employee"), an option to purchase a maximum of
- ------------------                                                      ---
shares of its common stock, $.01 par value (the "Common Stock"), at the price of per share, on the following terms and conditions:
- -----

        1.      Grant Under 1992 Stock Plan. This option is granted pursuant to
                ----------------------------
and is governed by the Company's 1992 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. This option shall immediately terminate and be of no force or effect if the Plan is not approved by the Company's stockholders on or before May 11, 1993.

        2.      Grant as Incentive Stock Option: Other Options. This option is
                -----------------------------------------------
intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the "Code). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

        3.      Vesting of Option if Employment Continues.
                ------------------------------------------

                (a)     Vesting Schedule: The Employee may exercise this option
                        -----------------
for the following number of shares of Common Stock on each applicable date, provided that on each such date the Employee is employed by the Company or any Related Corporation: (i) 20% of the shares may be purchased on the date which is twelve (12) months from the Grant Date and (ii) 5% of the shares may be purchased at the end of each successive three (3) month period thereafter for the next four (4) years.

                (b)     Expiration of Option: The foregoing rights are
                        ---------------------
cumulative and, while the Employee continues to be employed by the Company, may be exercised on or before the date which is 10 years, minus one day, from the Grant Date or, in the case of an Employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the date which is five (5) years,
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                                     - 2 -


minus one day, from the Grant Date. All of the foregoing rights are subject to Sections 4, 5, and 18, as appropriate, if the Employee ceases to be employed by the Company, dies or becomes disabled while in the employ of the Company, or is terminated for Cause.

        4.  Termination of Employment.  If the Employee ceases to be employed by
            -------------------------
the Company, other than by reason of death or disability as defined in Section 5 or for Cause as defined in Section 18, no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date. In such case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

        5.  Death; Disability.
            -----------------

            (a) Death:  If the Employee dies while in the employ of the Company,
                -----
this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

            (b) Disability:  If the Employee ceases to be employed by the
                ----------
Company by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

At the expiration of the 180-day period provided in paragraph (a) or (b) of this
Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

        6.  Partial Exercise.  Exercise of this option may be made in part at
            ----------------
any time and from time to time within the limits set forth in Section 3, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share must be issued to permit the Employee to exercise completely such final installment, in which case the Employee shall receive from the Company cash in lieu of any fractional share. Any fractional share with respect to which as installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.
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     7.  Payment of Price.  The option price is payable in United States dollars
         ----------------
and shall be paid in accordance with whichever one of the following paragraphs has been initialed by the person signing this Agreement on behalf of the
Company:

         (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price.

                                                            --------------------
                                                                  (Initials)

         (b) in cash, by check, by delivery of previously held shares of the Company's Common Stock having an aggregate fair market value (as determined by the Committee) equal as of the date of exercise to the option price, by delivery of the Employee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

                                                            --------------------
                                                                  (Initials)

Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring previously held Common Stock (the "Old Stock") to the Company if such Old Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code. If the Employee delivers Old Stock to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company (other than as described in the previous sentence), the Common Stock received by the Employee on the exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for such Common Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

     8.  Agreement to Purchase for Investment.  By acceptance of this option,
         ------------------------------------
the Employee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, (the "Act") unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.


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                                     - 4 -



   9.  Method of Exercising Option.  Subject to the terms and conditions of
       ---------------------------
this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or is this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof, as reasonably determined by the Board of Directors, of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

  10.  Option Not Transferable.  This option is not transferable or assignable
       -----------------------
except by will or by the laws of descent and distribution. During the Employee's lifetime, this descent and distribution. During the Employee's lifetime, this option shall be exercisable only by the Employee.

  11.  No Obligation to Exercise Option.  The grant and acceptance of this
       --------------------------------
option imposes no obligation on the Employee to exercise it.

  12.  No Obligation to Continue Employment.  Neither the Plan, this Agreement,
       ------------------------------------
 nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

  13.  No Rights as Stockholder until Exercise.  The Employee shall have no
       ---------------------------------------
rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     14.  Capital Changes and Business Successions.  The Plan contains
          ----------------------------------------
provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, you should not assume that options necessarily would survive the acquisition of the Company.

     15.  Early Disposition.  The Employee agrees to notify the Company in
          -----------------
writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is generally any disposition within two years after the date the Employee was granted this option or within one year after the date the Employee acquired Common Stock by exercising this option, whichever period ends later. The Employee also agrees to provide the company with any information which it shall request concerning any such disposition. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

     16.  Withholding Taxes.  If the Company in its discretion determines that
          -----------------
it is obligated to withhold tax with respect to a Disqualifying Disposition of Common Stock received by the Employee on exercise of this option,, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or (with respect to compensation income attributable to the exercise of this option) in kind from the common Stock otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the employee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the company on demand, in cash, for the amount underwithheld.

     17.  Company's Right of First Refusal.
          --------------------------------

          (a)  Exercise of Right:  If the Employee desires to sell all or any
               -----------------
part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, merger, consolidation, reorganization, recapitalization, exchange of shares or similar changes in capital structure), and an offeror (the "Offeror") has made an offer therefor, which offer the Employee desires to accept, the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his or her desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice (the "Counter-Notice") to the Employee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within 60 days from the date of receipt by the Company of the Option Notice.

          (b)  Sale of Option Shares to Offeror: The Employee may, for 60 days
               --------------------------------
after the expiration of the 30-day period during which the Company may given the Counter-Notice, sell, pursuant to the terms of the Bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company; provided, however, that the Employee shall not sell such Option Shares to the
- --------  -------
Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 30 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Option Shares to the Offeror; and provided, further, that prior to the sale of such Option Shares to
             --------  -------
the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this
Section 17. If any or all of such Option Shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 17.

          (c)  Adjustments for Changes in Capital Structure: If there shall be
               --------------------------------------------
any change in the Common Stock of the Company due to any stock dividend, stock split, reclassification, merger, consolidation, reorganization, recapitalization, exchange of shares or similar changes in capital structure, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

          (d)  Failure to Deliver Option Shares:  If the Employee fails or
               --------------------------------
refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to the Company pursuant to this Section 17, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Employee, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Employee reflecting the restrictions on transfer provided in this Section 17.

          (e)  Expiration of Company's Right of First Refusal:  The first
               ----------------------------------------------
refusal rights of the Company forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock for an aggregate public offering price of at least $10,000,000 or more pursuant to a registration statement filed under the Act or a successor statute, at which time the first refusal rights of the Company set forth herein will automatically expire.

     18.  No Exercise of Option if Employment Terminated for Cause.
          --------------------------------------------------------

     (a)  Termination for Cause:  If the employment of the Employee is
          ---------------------
terminated for "Cause" (as hereinafter defined) pursuant to this Section 18, this option shall terminate at the time of such termination of employment and shall thereafter not be exercisable to any extent whatsoever. For the purposes of this Section 18, termination of employment shall be deemed to occur when the Employee receives notice that his or her employment is terminated pursuant to this Section 18.

     (b)  Definition of Cause:  "Cause" is conduct involving one or more of the
          -------------------
following: (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) a determination in good faith by two-thirds of the members of the Board of Directors that the Employee has inadequately performed the requirements of his or her employment; (iii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (vi) the commission of an act of embezzlement or fraud; (v) deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (vi) the unauthorized disclosure of any trade secret or confidential information of the Company; or (vii) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company.

        19.  Company's Right of Repurchase.
             ------------------------------

             (a)  Rights of Repurchase.  If any of the events specified in
                  ---------------------
Section 19(b) below occur, then:

                  (i) with respect to shares acquired upon exercise of this option prior to the occurrence of such event, within 60 days after the Company receives actual knowledge of the event, and

                 (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within 60 days following the later of the date of such exercise or the date the Company receives actual knowledge of such event,

(in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not a portion of, the shares from the Employee, or his or her legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Employee, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Employee, or his or her legal representative, an amount equal to the higher of the option price or the fair market value of the shares. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this Section 19(a), Employee, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all leins, charges and encumbrances.

        If shares are not purchased under the Repurchase Option, the Employee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Agreement.

             (b)  Company's Right to Exercise Repurchase Option: The Company
                  ---------------------------------------------
shall have the Repurchase Option in the event that any of the following events shall occur:

                  (i) The termination of the Employee's employment with the Company or any Related Corporation, voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, prior to the time this option shall be fully vested as provided in Section 3 hereof;

               (ii) The receivership, bankruptcy or other creditor's proceeding regarding the Employee or the taking of any of Employee's shares acquired upon exercise of this option by legal process, such as a levy of execution;

               (iii) Distribution of shares held by the Employee to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company; or

               (iv) The termination of the Employee's employment by the Company for Cause (as defined in Section 18 hereof).

          (c)  Determination of Fair Market Value:  The fair market value of the
               ----------------------------------
shares subject to this option shall be, for purposes of this Section 19, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined in good faith by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, if any, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law and this Agreement, the presence or absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event (as specified in Section 19(b) above) occurs.

     20.  Lock-up Agreement.  The Employee agrees that the Employee will not,
          -----------------
for a period of at least ninety (90) days following the effective date of the Company's initial distribution of securities in an underwritten public offering to the general securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission, directly or indirectly, sell, offer to sell or otherwise dispose of the Company's securities other than any securities which are included in such initial public offering.

     21.  Arbitration.  Any dispute, controversy, or claim arising out of, in
          -----------
connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

     22.  Provision of Documentation to Employee.  By signing this Agreement
          --------------------------------------
the Employee acknowledges receipt of an original copy of this Agreement and a copy of the Company's 1992 Stock Plan.

     23.  Miscellaneous.
          -------------

          (a) Notices:  All notices hereunder shall be in writing and shall be
              -------
deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, at the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

          (b) Entire Agreement; Modification:  This Agreement constitutes the
              ------------------------------
entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c) Severability:  The invalidity, illegality or unenforceability of
              ------------
any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (d) Successors and Assigns: This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties hereto and limitations set forth in Section 10 hereof.

          (e) Governing Law:  This Agreement shall be governed by and
              -------------
interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.


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                                     -11-

     IN WITNESS WHEREOF the company and the Employee have caused this instrument to be executed as of the date first above written.

                                             Workgroup Technology Corporation
                                             Eighty-One Hartwell Avenue
                                             Lexington, MA 02173



/s/                                          By: /s/ (Signature Appears Here)
- ---------------------------                     -------------------------------
Employee Name


/s/                                          Title:
- ---------------------------                        ----------------------------
Print Name of Employee



- ---------------------------
Street Address



- ---------------------------
City, State, Zip Code